Exhibit 10.4

Finder Agreement

This Finder Agreement (“Agreement”) is made and entered into as of May 31, 2007 by and between IdeaEdge, Inc., a California corporation (“Company”), and RBW, Inc. (“Finder”), with reference to the following facts:

A. Finder has business relationships with individuals and organizations that may be interested in investing in Company.

B.  Company desires to have Finder introduce prospective investors to Company, and Finder is willing to provide such services to Company, all on the terms and conditions contained in this Agreement.

ACCORDINGLY, Company and Finder agree as follows:

1.  SCOPE OF SERVICES

Company hereby engages Finder, on a non-exclusive basis, to introduce potential investors to Company.  Finder will make the introduction to the prospective investor, and may facilitate discussions in connection with an investment.  Finder will provide no other services for Company. In particular, Finder will not establish or negotiate the terms of any potential transaction between Company and the investors or undertake activities that would require it to be licensed as a broker dealer.

2.  COMPENSATION

In the event that Finder introduces an investor to Company that makes an investment in Company in the form of the purchase of Company debt or equity securities, and the Company receives a minimum of $3,500,000 in aggregate proceeds from the sale of debt or equity securities, then the Company shall pay to Finder a fee equal to ten percent (10%) of the money invested by such investor or investors introduced by Finder to the Company; provided, however, in no event shall the compensation paid to Finder exceed $300,000.

The fee will be paid to Finder only upon the Company’s receipt of aggregate proceeds of $3,500,000 in debt or equity financing.   Finder is responsible for payment of all applicable taxes and withholdings with respect to the fee.  The fee will be paid only if Company, or an affiliated entity, enters into an agreement with any investor or affiliated entity of an investor as a direct result of Finder's introduction during the term of this Agreement or for a period of three (3) months after the term of this Agreement.  Finder acknowledges that Company is not obligated to accept an investment from any of the prospective investors, and may choose to accept or reject an investment offer in its sole and absolute discretion.

3.  RELATIONSHIP OF PARTIES

Finder will be an independent contractor to Company and nothing in this Agreement will be deemed to create an agency, partnership, or joint venture relationship. Nothing in this Agreement will be interpreted or construed as creating or establishing any employment relationship between Company and Finder.   Finder shall not have any authority to bind the Company or enter into any commitment on behalf of the Company.

4.  REPRESENTATIONS AND WARRANTIES

Finder is not authorized to make any representation or warranty concerning the Company, its products or services which is not contained in the offering documents prepared by the Company.  Finder agrees to provide copies of the Company offering documents to all prospective investors, and to coordinate its activities with the Company. Finder shall perform its services hereunder in compliance with all applicable law.  Company shall be responsible for the accuracy of all materials it supplies to Finder for use in connection with the solicitation of investors, and any materials that it provides to prospective investors.

5.  TERM

The term of this Agreement shall commence on the execution of this Agreement by Company and Finder and shall end on the earlier of: (i) five days' written notice by either party; or (ii) the Company’s completion of a financing or financings in the aggregate amount of $3,500,000.

6.  CONFIDENTIAL INFORMATION

 In connection with the execution of their respective duties under this Agreement, the parties may be exposed to Confidential Information of the other party.  “Confidential Information”, for purposes of this Agreement, means non-public information disclosed by either party to the other, including but not limited to information relating to the other party’s research, development, proprietary technology,

Confidential

Exhibit 10.4

product and marketing plans, finances, and business opportunities, pricing, and customer lists.  Confidential Information does not include information that becomes public knowledge without violation of this Agreement.  Confidential Information shall remain the sole and exclusive property of the respective party and/or its suppliers. Each party agrees that it will not duplicate any Confidential Information, disclose it to any third party or permit others to do so. Any Confidential Information that is furnished under this Agreement will be used solely for the purpose of carrying out the parties' respective obligations under this Agreement and for no other purpose. Neither party will, without the express written consent of the other, provide, disclose, transfer or otherwise make available any proprietary information or copies thereof, to any third party. The confidentiality and nondisclosure obligations shall survive completion, interruption or termination of this Agreement.

7.  GOVERNING LAW AND VENUE

This Agreement will be governed by and construed in accordance with the laws of the State of California without reference to its choice of law rules and as if wholly performed within the State of California.  Any legal proceeding regarding the interpretation, breach or enforcement of this Agreement will be filed in and heard only by the state or federal courts with jurisdiction to hear such disputes in San Diego County, California, and the parties hereby expressly submit to the jurisdiction of such courts.

8.  ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and contains all of the terms and conditions thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  No changes or modifications of or additions to this Agreement will be valid unless it is in writing and signed by each of Company and Finder.

9.  NO ASSIGNMENT

No party to this Agreement may, voluntarily or by operation of law, assign or otherwise transfer any of his, her or its rights or obligations under this Agreement, without obtaining the prior written consent of the other party.  Any attempted assignment in violation of this Agreement will be void and of no effect.  None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third party beneficiary.

10.  SEVERABILITY; CONSTRUCTION

The provisions of this Agreement are severable and the invalidity or unenforceability of any one or more of the provisions hereof will not affect the validity and enforceability of the other provisions hereof.  Further an arbitrator or court of competent jurisdiction will have the authority to interpret, revise, modify or rewrite this Agreement to give maximum legal effect to the intention of the parties as reflected in this Agreement.  This Agreement will be construed and interpreted in accordance with its plain meaning and will not be construed strictly for or against any party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IdeaEdge, Inc.:

RBW, Inc.:

/s/  James Collas

/s/  Robert Wheat

James Collas, CEO

Robert Wheat, President

Confidential